EXECUTION COPY


                          TRUST AGREEMENT


           Trust Agreement, dated as of December 1, 1997 between Citibank N.A., a national banking association (the "Bank" and, in its capacity as trustee, the "Trustee"), having an office at 111 Wall Street, New York, New York, 10005, and BNP U.S. Funding L.L.C., a limited liability company organized under the laws of Delaware, having an office at 499 Park Avenue, New York, New York 10022 (the "Company").

                       W I T N E S S E T H:

      WHEREAS, the Company is selling on the date hereof its common and preferred securities to the purchasers thereof and applying the proceeds of such sale to acquire securities;

      WHEREAS, the Company and the Trustee desire to establish the trust created hereby (the "Trust") to hold for the benefit of the Company and the holders of the Company's common and preferred securityholders (collectively, the "Securityholders") securities, including the securities listed on Annex 1 hereto and each additional security purchased by or on behalf of the Company and held by the Trustee hereunder, and such funds and other property of the Company as may be held from time to time by the Trustee hereunder (collectively, the "Trust Property"); and

      WHEREAS, the Company will instruct the Trustee in all cases as provided herein as to the application of funds included in the Trust Property, including with respect to the purchase of additional securities with principal or interest payments received by the Trustee or other dispositions thereof.

      NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

1.    APPOINTMENT AND ACCEPTANCE.

      The Company hereby establishes the Trust and appoints the Trustee as trustee of the Trust Property, and the Trustee agrees to act as such upon the terms and conditions hereinafter provided. The Company represents that it is authorized (a) to establish the Trust and to open and maintain a Trust Account (the "Trust Account") with the Trustee to hold the Trust Property including, but not limited to, the securities ("Securities") owned by the Company, (b) to enter into this Agreement, and (c) to direct all actions and effect all transactions contemplated hereunder. The Company further represents that it is duly formed, and in good standing under the laws of the state of its formation and the consummation of the transactions contemplated hereby or directed by it hereunder will not violate any applicable laws, regulations or orders.

      It is the intention of the Company and the Trustee that the Company assign and transfer hereunder to the Trustee in trust an ownership interest in the Trust Property valid against third parties. If, notwithstanding such intention, the assignment and transfer of the Trust Property to the Trustee pursuant to this Agreement is held or deemed to be a pledge of security, the


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Company intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Company shall be deemed to have granted and does hereby grant to the Trustee in trust a first priority security interest in the entire right, title and interest of the Company in and to the Trust Property and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law to the extent necessary to establish such security interest.

2.    DELIVERY; SAFEKEEPING.

      The Company has heretofore delivered, or will deliver or cause to be delivered, Trust Property to the Trustee, which Trust Property the Trustee agrees to hold in trust in accordance with the express provisions hereof. The Trustee shall not surrender possession of Trust Property except upon properly authorized Instructions (as hereinafter defined) of the Company or as may be required by due process of applicable law.

3.    IDENTIFICATION AND SEGREGATION OF ASSETS.

      (a) Except as otherwise provided in this Agreement, the Trustee will separately identify on its books and, to the extent practicable, segregate all Trust Property held pursuant to this Agreement by the Trustee or any other entity authorized to hold Trust Property in accordance with Section 6 hereof.

      (b) The Trustee shall supply to the Company from time to time as mutually agreed upon a written statement with respect to all Trust Property in the Trust Account. In the event that the Company does not inform the Trustee in writing of any exceptions or objections within thirty (30) days after the date of such statement, the Company shall be deemed to have approved such statement.

4.    STANDARD OF CARE.

      (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct;
provided, however, that:

              (i) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the


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           Trustee and appearing on their face to conform to the
           requirements of this Agreement;

              (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Company relating to exercising any trust or power conferred upon the Trustee under this Agreement.

      (c) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, statements, notices, requests or other documents furnished to the Trustee and reasonably believed by it to be genuine and to have been presented to it pursuant to this Agreement; but in the case of any such certificates, statements, notices, requests or other documents which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form as to the requirements of this Agreement.

      (e) The Trustee may consult with counsel of its choice and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Company, pursuant to the provisions of this Agreement, unless the Company shall have offered to the Trustee satisfactory security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

      (g) The Trustee may exercise any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian.

      (h) Except as otherwise expressly provided herein, the Trustee shall not be liable, in its individual capacity, for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.


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      (i)  In selecting and appointing U.S. Depositories (as
hereinafter defined), and other agents (except as otherwise provided in this Section 4), as authorized by Section 6 of this Agreement, the Trustee shall use reasonable care and shall be responsible only for negligence in the selection thereof.

      (j) Notwithstanding the above, neither the Trustee nor the Bank, its parent nor any of its branches, subsidiaries or affiliates is responsible for any losses or damages resulting from reasons or causes beyond its control, including, without limitation, nationalization, expropriation, currency restrictions, act of war, terrorism, insurrection, revolution, civil unrest, riots or strikes, nuclear fusion or fission or acts of God.

      (k) The Trustee is not under any duty to supervise the investments of the Company, or to advise or make any recommendation to the Company with respect to the purchase or sale of any Securities or the investment of any funds. The Company shall have the sole and exclusive responsibility for directing the Trustee with respect to the investment of Trust Property held hereunder.

5.    PERFORMANCE BY THE TRUSTEE.

      (a)  General:

      The Trustee's performance of its duties hereunder and the day-to-day operations of the Trust Account shall be in accordance with written service standards as may be furnished to the Company by the Trustee from time to time. Such service standards, as may be amended from time to time, are incorporated herein by reference.

      (b)  Receipt, Delivery and Disposal of Securities:

      The Trustee shall, or shall instruct any other entity authorized to hold Trust Property in accordance with Section 6 hereof to, receive or deliver Securities and credit or debit the Trust Account, in accordance with properly authorized Instructions from the company. The Trustee or such authorized entity shall also receive in custody all stock dividends, rights and similar securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Company may direct in properly authorized Instructions.

      (c)  Trade Execution:

      The Company may from time to time direct the Trustee to buy or sell Securities held or to be held in the Trust Account, the brokers and dealers through which and the times and prices at which such transactions should be effected and the Trustee shall have no liability or responsibility whatsoever for any error, neglect, or default of any such broker or dealer or for mutilations, interruptions, omissions, errors or delays occurring in the mails, or on the part of any telegraph, cable or wireless company, or any employee of such company, or by reason of any cause beyond the Trustee's control. The Company agrees to provide specific Instructions regarding the deposit or delivery of all such Securities to the Trust Account.


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      (d)  Registration:

      Securities held hereunder may be registered in the name of the Trustee, any entity authorized to hold Trust Property in accordance with Section 6 hereof or a nominee of the Trustee or any such authorized entity, and the Company shall be informed upon request of all such registrations. Securities in registered form will be transferred upon request of the Company into such names or registrations as it may specify in properly authorized Instructions.

      (e)  Cash:

                (i) All cash received or held by the Trustee as interest, dividends, proceeds from transfer, and other payments for or with respect to Securities shall be held in (x) the Trust Account in accordance with properly authorized Instructions of the Company received by the Trustee or (y) if specified in the Company's Instructions, such other account as the Company may direct. All such cash shall be received and remitted by the Trustee in U.S. dollars and will not require any currency conversion.

                (ii) The Company agrees, with respect to the payment for all purchases of Securities to be deposited in the Trust Account, that funds for settlement will be on deposit by the settlement date at the location of settlement, in good available funds and in the currency of settlement. The Company acknowledges that nothing in this Agreement shall obligate the Trustee or the Bank to extend credit, grant financial accommodation or otherwise advance moneys to the Company for the purpose of making any such payments or part thereof or otherwise carrying out any Instructions.

      (f)  Reports:

                (i) If the Trustee has in place a system for providing telecommunications access or other means of electronic access by trust customers to the Trustee's reporting system for Trust Property in the Trust Account, then, at the Company's election, the Trustee may agree to provide the Company with such instructions and passwords as may be necessary in order for the Company to have such direct access through the Company's terminal device. Such electronic access shall be restricted to information relating to the Trust Account. If electronic access to such reporting system is requested by the Company, the Company agrees to assume full responsibility for the consequences of the use, including any misuse or unauthorized use of the terminal device, instructions or passwords referred to above and agrees to defend and indemnify the Trustee and hold the Trustee harmless from and against any and all liabilities, losses, damages, costs, counsel fees, and other expenses of every nature suffered or incurred by the Trustee by reason of, or in connection with, such use by the Company or others of such terminal device, unless such liabilities, losses, damages, costs, counsel fees and other expenses can be shown to be the result of negligent or wrongful acts of the Trustee. Further, in the event the Company elects to have electronic access,


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           the Trustee shall provide the Company on each business
           day a report of the preceding business day's transactions relating to the Trust Account and of the closing or net balances for each business day. If the Company should not choose to have electronic access, the Trustee shall provide the Company with such reports of transactions in the Trust Account by such means as may be mutually agreed upon.

                (ii) The Trustee agrees to use reasonable efforts to furnish the Company with such information regarding Trust Property held hereunder as the Company may reasonably request in connection with its complying with requests of any regulatory authorities having jurisdiction over the Company.

                (iii)  The Trustee shall also, subject to
           restrictions under applicable law, seek to obtain from any entity with which the Trustee maintains the physical possession of any Trust Property in the Trust Account such records of such entity relating to the Trust Account as may be required by the Company or its agents in connection with an internal examination by the Company of its own affairs. Upon a reasonable request from the Company, the Trustee shall use its best efforts to furnish to the Company such reports (or portions thereof) of the external auditors of each such entity as relate directly to such entity's system of internal accounting controls applicable to its duties under its agreement with the Trustee.

      (g)  Access:

      During the Trustee's regular banking hours and upon receipt of reasonable notice directly from the Company, any officer or employee of the Company, any independent accountant(s) selected by the Company and any person designated by any regulatory authority having jurisdiction over the Company shall be entitled to examine on the Trustee's premises Trust Property held by the Trustee on its premises and the Trustee's records regarding Trust Property held hereunder or deposited with entities authorized to hold Trust Property in accordance with Section 6 hereof, but only upon furnishing the Trustee with properly authorized Instructions to that effect, provided such examination shall be consistent with the Trustee's obligations of confidentiality to other parties.

      The Trustee's costs and expenses in facilitating such examinations shall be borne by the Company, provided that such costs and expenses shall not be deemed to include the Trustee's costs in providing to the Company: (i) the "single audit report" of the independent certified public accountants engaged by the Bank and (ii) such reports and documents as this Agreement contemplates that the Trustee shall furnish routinely to the Company.

      (h)  Voting and Other Actions:

                (i) The Trustee will transmit to the Company upon receipt, and will instruct any entities authorized to hold Trust Property in accordance with Section 6 hereof to transmit to the Company upon receipt, all financial reports, securityholder communications, notices, proxies and proxy soliciting materials


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           received from issuers of Securities, and all
           information relating to exchange or tender offers received from offerors with respect to Securities. Proxies will be executed by the registered holder if the registered holder is other than the Company, but the manner in which the Securities are to be voted will not be indicated. Neither the Trustee nor any such authorized entity shall vote any Securities or authorize the voting of any Securities or give any consent or take any other action with respect thereto, except as otherwise provided herein.

                (ii) In the event of a tender offer, the Company shall hand deliver, telecopy or transmit via tested telex Instructions to the Trustee, as to the action to be taken with respect thereto, designating such Instructions as being related to a tender offer. The Company shall hold the Trustee harmless from any adverse consequences of the Company's use of any other method of transmitting Instructions relating to a tender offer.

                (iii) The Company agrees that, if it gives an Instruction for the performance of an act on the last permissible date of a period established by the tender offer or otherwise to act, the Company shall hold the Trustee harmless from any adverse consequences in connection with acting upon or failing to act upon such Instruction.

                (iv) The Trustee is authorized to accept and open on the Company's behalf all mail or communications received by it or directed in its care.

6.    AUTHORIZED USE OF U.S. DEPOSITORIES.

      The Company authorizes the Trustee, for any Securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depository Trust Company, the Participants Trust Company and the Federal Reserve Book Entry System ("U.S. Depositories"). The Trustee will deposit Securities held hereunder with a U.S. Depository only in an account which holds exclusively the assets of customers of the Bank.

7.    USE OF AGENTS.

      The Trustee may, subject to applicable laws, rules and regulations, appoint agents, whether in its name or that of the Company, to perform any of the duties of the Trustee hereunder, and the Trustee may delegate to any such agent so appointed any of its functions under this Agreement.

8.    INSTRUCTIONS.

      (a) The Trustee is authorized to rely and act upon written instructions ("Instructions") which are signed by persons ("Authorized Persons") named in a list provided to the Trustee from time to time, which list must be certified by the Company's Secretary and include authenticated specimen signatures of all Authorized Persons. Such list shall separately designate those


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Authorized Persons who may authorize the withdrawal of Securities free of payment, those Authorized Persons who may authorize the unconditional transfer of funds and those Authorized Persons who may give Instructions by electronic access as provided hereunder.

      (b) The Company agrees that the Trustee is authorized to rely and act upon such Instructions in accordance with this
Section 8 and the Manual Transmission Authorization attached hereto and incorporated herein by reference (including the Manual Transmission Procedures attached thereto) and to debit or credit the applicable account(s) of the Company accordingly and that such Manual Transmission Authorization and method(s) of transmission are commercially reasonable.

      (c) The Trustee shall be entitled to rely upon the continued authority of any Authorized Person to give Instructions until the Trustee receives notice from the Company to the contrary; and the Trustee shall be entitled to rely upon any Instructions it believes in good faith to have been given by an Authorized Person.

      (d) The Trustee is further authorized to rely upon any Instructions received by any other means and identified as having been given or authorized by any Authorized Person, regardless of whether such Instructions shall in fact have been authorized or given by any of such Authorized Persons, provided that the Trustee and the Company shall have agreed upon the means of transmission and the method of identification for such Instructions. Instructions received by any other means shall include but shall not be limited to verbal Instructions only in connection with delivery against payment or receipt against payment transactions and transfers from one account within the Trust Account to another account within the Trust Account and provided that such verbal Instructions are promptly confirmed in writing by the Company. Notwithstanding the foregoing, in the event that verbal Instructions are not subsequently confirmed in writing as provided above, the Company agrees to hold the Trustee harmless and without liability for any claims or losses in connection with such verbal Instructions.

      (e) The Company agrees to be bound by any Instruction, whether or not authorized, given to the Trustee in its name and accepted by the Trustee in accordance with the provisions hereof (including but not limited to the Funds Transfer Procedures) and further agrees to indemnify and hold the Trustee harmless from and against any loss, liability, claim or expense (including legal fees and expenses) associated with the Trustee's acting upon such Instructions as provided herein, except such as may arise from the Trustee's own negligence, bad faith or willful misconduct.

      (f) If the Company should choose to have telecommunications or other means of electronic access to the Trustee's reporting system for Trust Property in the Trust Account, pursuant to paragraph (f) of Section 5, the Trustee is also authorized to rely and act upon any Instructions received by it through a terminal device, provided that such Instructions are accompanied by code words which the Trustee has furnished to the Company or an Authorized Person by any method mutually agreed to by the Trustee and the Company, and provided that the Trustee has not been notified by the Company or any such Authorized Person to cease to


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recognize such code words, regardless of whether such
Instructions shall in fact have been given or authorized by the Company or any such Authorized Person.

9.    FEES AND EXPENSES AND INDEMNITY.

      (a) Fees and expenses for the services rendered under this Agreement shall be as separately agreed upon by the parties by letter agreement. The Trustee shall be entitled to debit the Trust Account for such fees and expenses.

      (b) The Trustee and its agents shall be indemnified by the Company from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and reasonable and documented costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Trustee or such agents in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Trustee and its agents under or in connection with any of the foregoing; provided, however, that the Company shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from an act of negligence, bad faith or willful misconduct of the Trustee or its agent. This
Section 9 shall survive the termination of this Agreement and/or the resignation or removal of the Trustee.

10.   LIEN.

      The Trustee shall have a lien on the Trust Property in the Trust Account to secure payment of such fees and expenses of the services rendered under this Agreement. If the Trustee or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from its or its nominee's negligent action, negligent failure to act or willful misconduct, any Trust Property at any time held for the Trust Account shall be security therefor and the Company hereby grants to the Trustee a security interest therein. The Company shall promptly reimburse the Trustee for any such advance of cash or Securities or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment, but should the Company fail to reimburse the Trustee, the Trustee shall be entitled to dispose of such Trust Property to the extent necessary to obtain reimbursement. The Trustee shall be entitled to debit and/or charge the Trust Account and/or the Company, as the case may be, in connection with any such advance and any interest on such advance as the Trustee deems reasonable.

11.   TAX STATUS/WITHHOLDING TAXES.

      (a)  The Company's U.S. Tax Identification Number is 133972207.

      (b) The Company may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Trustee may deem necessary or proper to fulfill the Trustee's obligations under applicable law. The Company shall provide the Trustee, in a timely manner, with copies of originals if necessary and appropriate, or any such proofs of


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residence, taxpayer status, beneficial ownership and any other information or documents which the Trustee may reasonably request.

      (c) If any tax or other governmental charge or assessment shall become payable with respect to any payment due to the Company ("Taxes"), such Taxes shall be withheld from such payment in accordance with applicable law. The Trustee may withhold any interest, any dividends or other distributions or securities receivable in respect of Securities, proceeds from the sale or distribution of Securities ("Payments"), or may sell for the account of the Company any part thereof or all of the Securities, and may apply such Payment in satisfaction of such Taxes, the Company remaining liable for any deficiency. If any Taxes shall become payable with respect to any payment made to the Company by the Trustee in a prior year, the Trustee may withhold Payments in satisfaction of such prior year's Taxes. The Company shall indemnify and hold harmless the Trustee, its officers, employees, agents and affiliated companies against any Taxes, penalties, additions to tax, and interest, and costs and expenses related thereto, arising out of claims against the Trustee by any governmental authority for failure to withhold Taxes or arising out of any reclaim or refund of taxes or other tax benefit obtained by the Trustee for the Company.

      (d) This Section 11 shall survive the termination of this Agreement and continue in force until the time for assessment of all Taxes expires.

12.   AMENDMENT

      This Agreement may not be amended except by mutual written agreement between both parties hereto.

13.   ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

      The Trustee hereunder shall at all times be a "bank" as defined in the United States Investment Company Act of 1940, as amended, having a corporate trust office in the United States and organized and doing business under the laws of the United States or any state of the United States, authorized under applicable law to exercise corporate trust powers, and having an aggregate capital, surplus and undivided profits of at least $50,000,000 and subject to supervision or examination by United States Federal or state authorities. Such bank shall maintain a banker's blanket bond or similar insurance coverage against loses arising out of the infidelity of its employees engaged in trust or other fiduciary capacities of the type and in the amount and with the deductibles that are customary for its business and size. If such bank publishes reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 13, the aggregate capital, surplus and undivided profits of such corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this
Section 13, the Trustee shall resign immediately in the manner and with the effect specified in Section 14.


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14.   TERMINATION

      (a) The Trustee may at any time resign upon 90 days' written notice thereof to the Company or be removed with cause from the Trust upon 90 days' written notice thereof from the Company. Before such resignation or removal shall become effective, the Company shall appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (b) If at any time the Trustee shall cease to be eligible with respect to the Trust in accordance with the provisions of
Section 13 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. In the event the Trustee demonstrates itself unwilling to fulfill its duties hereunder, the Company may remove the Trustee. If the Trustee is removed under the authority of either of the two immediately preceding sentences, the Company shall promptly appoint a successor Trustee (other than the outgoing Trustee) by written instrument, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within 90 days after a determination to remove the Trustee, the Trustee whose removal is sought may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 14 shall not become effective until acceptance of appointment by the successor Trustee and transfer of the Trust Property to the successor Trustee as provided in
Section 14(d).

      (d)  Any successor Trustee appointed as provided in this
Section 14 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under this Agreement and the transfer of the property of the Trust to such successor Trustee and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement and with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee or its designee the Securities, any other Trust Property and any related documents and statements held by it under this Agreement, and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 14(d) unless at the time of such acceptance such successor Trustee is eligible under the provisions of Section 13.


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           (e)  The obligations of the Trustee hereunder and the Trust created by this Agreement shall terminate upon receipt by the Trustee of a written certification from the Company certifying that the Company has redeemed all of its outstanding preferred securities, provided, however, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph Kennedy, late Ambassador to the Court of St. James
(England), living on the date of this Agreement. Upon a termination of the Trust pursuant to this Section 14(e), the Trustee shall transfer all Trust Property to the Company.

15.   CONFIDENTIALITY.

      Subject to the foregoing provisions of this Agreement and subject to any applicable law, the Company and the Trustee shall each use best efforts to maintain the confidentiality of matters concerning Trust Property in the Trust Account.

16.   NOTICES.

      All notices and other communications hereunder, except for Instructions and reports relating to the Trust Property which are submitted through the Trustee's reporting system for Trust Property in the Trust Account, shall be in writing, telex, fax or copy, or if verbal, shall be promptly confirmed in writing, and shall be hand-delivered, telexed, faxed, telecopied or mailed by prepaid first class mail (except that notice of termination, if mailed, shall be prepaid registered or certified mail) to each party at its address set forth above, if to the Company, marked "Attention: Treasurer" and if to the Trustee, marked Citibank as Trustee for Securityholders of BNP U.S. Funding L.L.C.,
Attention: Fred Esposito/Account Management, 111 Wall Street, 20th floor, New York, NY 10005, or at such other address as each party may give written notice of to the other party.

17.   ASSIGNMENT.

      Neither party may assign, transfer or change all or any of its rights and benefits hereunder without the written consent of the other. Any purported assignments made in contravention of this Section shall be null and void and of no effect whatsoever.

18.   GOVERNING LAW.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAWS OF THE STATE OF NEW YORK AND THE PARTIES AGREE THAT THE COURTS OF THE STATE OF NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND, FOR SUCH PURPOSES, EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.

19.   MISCELLANEOUS.

      (a) This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

      (b) This Agreement contains the entire agreement between the Company and the Trustee relating to the Trust Property and supersedes all prior agreements on this subject.

      (c) The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


Citibank N.A.                               BNP U.S. Funding L.L.C.


By: /s/ John Byrnes                     By: /s/ Eric Deudon
   ----------------------                  ----------------------
    Name: John Byrnes                   Name: Eric Deudon
    Title: Vice President               Title: President


                                        By: /s/ Lisa Hermann
                                           ----------------------
                                        Name: Lisa Hermann
                                        Title: Treasurer

                                              ANNEX 1 to the Trust Agreement




                        SECURITIES SCHEDULE


                                  Unpaid           Current           Stated
           Series            Principal Balance    Coupon (%)        Maturity
           -------           -----------------    -----------      ----------
FANNIE MAE 1993-210 FB.....     46,251,185          6.05625        10/25/2022
FHLMC-GNMA 38 F............      8,262,208          6.250          08/25/2023
FANNIE MAE 1997-28 FA......     27,740,856          6.02429        05/18/2027
FANNIE MAE 1996-51 FA......     16,131,369          6.250          03/18/2025
FREDDIE MAC 1993 FR........      8,383,363          6.250          09/15/2020
FANNIE MAE 1990-121 F......     22,134,413          6.45625        10/25/2020
Collateralized Mortgage
  Obligation Trust 66 F....      1,627,321          6.225          09/20/2006
FREDDIE MAC 1382 LC........      4,372,567          6.150          11/15/2018
FANNIE MAE 1992-141 FA.....      8,184,953          6.156          08/25/2007
FREDDIE MAC 1256 CA........      6,413,824          6.450          01/15/2022
Morgan Stanley Mortgage
  Trust 41 Class 1.........      7,994,598          6.275          02/20/2022
FANNIE MAE 1993-155 FG.....      5,300,309          6.15625        06/25/2023
FREDDIE MAC 1040 H.........     23,113,008          6.700          02/15/2021
FANNIE MAE 1997-37 F.......     32,112,088          6.150          06/18/2027
FANNIE MAE 1997-52 F.......      9,544,000          6.21875        02/20/2024
FANNIE MAE 1997-42 F.......      9,451,590          6.250          12/18/2027
FANNIE MAE 1997-44 F.......      9,780,304          6.150          07/18/2027
FANNIE MAE 1997-56 PE......     46,839,000          6.500          06/18/2026
FANNIE MAE 1997-67 FB......     21,518,739          6.150          10/18/2012
FN 394850..................     37,138,904          6.064          07/01/2027
FN 397901..................     46,070,931          5.888          08/01/2027
FH 846384..................     15,097,384          6.795          12/01/2026
FN 374773..................     13,403,266          5.839          03/01/2027

                                  Unpaid           Current            Stated
           Series            Principal Balance    Coupon (%)         Maturity
           -------           -----------------    -----------       ----------
FN 374711............            9,008,132          5.716          07/01/2027
FH 410544............            6,439,952          5.908          09/01/2027
FH 610727............           12,404,856          5.735          05/01/2027
G2 080094............           49,648,042          6.000          07/20/2027
FN 313242............            8,533,007          7.718          11/01/2026
FN 367349............           13,584,491          5.929          12/01/2026
FN 313311............            8,123,100          7.408          12/01/2026
FN 363057............           10,889,625          5.450          02/01/2027
FN 313190............            8,498,927          7.909          09/01/2026
FN 363070............            6,397,026          5.495          03/01/2027
FN 313377............           25,102,809          6.105          02/01/2027
FN 370479............            9,880,086          5.329          03/01/2027
FN 378243............            4,269,516          6.221          07/01/2027
FN 313432............           34,625,349          5.954          02/01/2027
FN 370478............           10,420,918          5.353          02/01/2027
FN 396355............            8,761,919          5.797          08/01/2027
FN 374774............            8,274,399          5.427          03/01/2027
FN 391247............           21,832,800          6.560          04/01/2027
FN 345856............           17,147,762          6.859          08/01/2036
FN 374138............           17,770,190          6.349          03/01/2027
FN 361370............           48,860,336          7.556          07/01/2026
FN 397136............           13,193,288          7.756          06/01/2027
FN 361372............           69,995,932          7.880          07/01/2026
FN 312824............            9,226,576          7.375          06/01/2025
Tnote 6.625 05/15/07.           70,000,000          6.625          05/15/2007
Tnote 6.5 10/15/06...           70,000,000          6.500          10/15/2006
                                ----------